THE PERTH MINT AUSTRALIA

THE PERTH MINT CUSTOM MINTING AGREEMENT

PRINCIPAL	**Ludvik Capital**
PROJECT NAME	**Ludvik Capital**
SUBMISSION DATE	**2 October 2008**
PROJECT MANAGER	**Neil Vance**

1. PROJECT DETAILS	**1 oz Gold Medallion**
Maximum Diameter	39.34mm
Maximum Thickness	2.5mm
Metal	Gold
Purity	99.99%
Metal Content	1oz
Quality	Bullion
Relief	2D/3D (Struck Only)
Primary Packaging	Capsule
Presentation Packaging	Yes
Certificate	No
Legal Tender Requested	No
Denomination (if applicable)	N/A
Maximum Mintage	Unlimited

In the event that information regarding the technical specifications of a finished product is not available at the time of signing the Agreement, the above table shall display "TBA". The Perth Mint shall undertake research and development of the product and notify the Client, in writing, of the absent information as soon as it becomes available, and thereafter, that written advice shall form part of this Agreement.

2. QUOTE (AUD) - ARTWORK AND TOOLING COSTS

1/4 oz Gold Bullion	QUANTITY	UNIT COST	TOTAL
Artwork Adjustments:	1	$500.00	**$500.00**
Master Tooling:	2	$347.00	**$694.00**
Production Dies	4	$103.00	**$412.00**
TOTAL TOOLING COST:			**$1606.00**

Please note: Further information regarding the design of the coins would need to be specified by the client to ascertain if a plaster is required. Plaster cost will be a further $2,100.00 per design on the total tooling price quoted.

3. QUOTE (AUD) - UNIT STRIKE COSTS

PRODUCT	MINIMUM ORDER QUANTITY	UNIT COST	TOTAL
1oz Gold Bullion (Struck Only)	300	$40.00	**$12,000.00**
Perth Mint Wooden Case	300	$20.00	**$6,000.00**

Please note: Prices are for minimum quantities of product, as specified, and are subject to change if quantities vary. All prices quoted are exclusive of GST. Unless otherwise stated, precious metal is not included in this quote.

4. SUBMISSIONS FOR LEGAL TENDER COINS

4.1 Submission to governments for approval of proposed legal tender coins can take between two (2) to eight (8) weeks, depending on the issuing country and time of year.

4.2 Submissions shall only be made after the signing of this Agreement by both parties and after The Perth Mint has received written approval from the Client of all design templates to be submitted.

4.3 Once designs are submitted to a government, no further changes of any type shall be permitted; the designs, as presented, are final.

4.4 The Perth Mint cannot guarantee that a country shall grant legal tender status to any coin proposed.

4.5 The Client shall not release any information about a proposed coin program until receipt of written confirmation, from The Perth Mint, advising that legal tender status has been granted.

4.6 Where legal tender status is required, issuing authority approval shall be required prior to any work commencing, unless the Client takes full responsibility for all costs incurred in the event that legal tender status is refused.

5. LEAD TIMES FOR MANUFACTURING

Process	Estimated Minimum Lead-time
Manufacture of tooling	Within ten (10) working days of The Perth Mint receiving written approval of legal tender status from the issuing authority.
Production of sample	Five (5) weeks from issuing authority approval.
Striking of product	Within ten (10) working days of receiving written approval of sample from the Client.
Delivery of product	Dependant on packaging requirements, payment confirmation and flight availability following the completion of striking.

Please note: All lead times are subject to scheduling within current production demands, and may vary.

6. PAYMENTS

6.1 After the signing of this Agreement, The Perth Mint shall invoice the Client as per the schedule outlined below.

PAYMENT SCHEDULE	
1st Payment	Artwork and tooling costs must be paid as appropriate: *Medallions* - On signing of the custom minting agreement. *Coins* - After The Perth Mint has received written approval of legal tender status.
2nd Payment	Twenty per cent (20%) of the striking costs must be paid after sample approval and prior to commencement of striking.
3rd Payment	Balance of the striking costs must be paid before release of product.
Packaging Purchase	Full payment for presentation packaging must be made after packaging sample approval and prior to product dispatch.
Metal Purchase	Metal may be purchased at any time during the project. Metal shall be purchased at a date and time to be fixed by the Client. Full payment for metal must be made within forty eight (48) hours of the metal fixing date.

6.2 On receipt of an invoice from The Perth Mint, the Client shall pay all monies into the appropriate accounts detailed in the tables below.

6.3 Unless negotiated otherwise, all tooling and strike costs shall be paid in Australian dollars (AUD) into the Westpac Banking Corporation account detailed below.

AUD BANKING DETAILS	
Account Name	**GoldCorp Australia**
Bank	**Westpac Banking Corporation** **109 St George's Terrace, Perth WA 6000**
Account Number	**036 - 000 - 272350**
SWIFT Code	**WPACAU2F**

6.4 Where payment for metal is made in American dollars (USD), all monies shall be paid into the JP Morgan Chase Bank account detailed below.

USD BANKING DETAILS	
Account Name	**GoldCorp Australia**
Bank	**JP Morgan Chase Bank New York,** **7th Floor Chase Metrotech Centre, Brooklyn, NY**
Account Number	**001-1-692860**
Bacs Name	**SWIFT CHASUS33**
Chips UID	**320553**

6.5 Striking costs do not include **freight or insurance**. Please refer to Clause 7, Shipping.

6.6 Striking charges incurred on stock manufactured as per Client's instructions and held at The Perth Mint, shall be payable on expiry of this Agreement, or on receipt of written instructions from the Client to melt, whether or not delivery is required.

7. SHIPPING

7.1 The Perth Mint shall arrange delivery of products in consultation with the Client. The Client shall pay delivery costs. The Client shall also be responsible for payment of local taxes and duties.

7.2 Where the means of delivery is recommended by The Perth Mint, the goods shall be covered in transit by The Perth Mint's insurance. Where a Client requests an alternative method of delivery, the Client shall be responsible for insurance of the goods from the time they leave the premises of The Perth Mint.

8. LEASING FEE

Any finished product containing precious metals owned by The Perth Mint and held at The Perth Mint premises, shall attract a metal lease fee, calculated monthly at the average actual rates for the month, until the time of delivery or until instruction is received from the Client to melt the stock. This leasing fee shall be invoiced to the Client at the end of each month.

9. SAMPLE

9.1 The Perth Mint shall provide the Client with a sample for approval before commencing production. All samples must be approved in writing before production can commence.

9.2 To approve a sample product the Client must fill in, sign and return via facsimile, a copy of the 'Sample Approval Document'. A copy of this document shall be included in the shipment of all samples. A product shall not be considered approved until The Perth Mint receives a signed copy of this document.

9.3 All samples dispatched to the Client shall be invoiced on account and if returned will be credited to the said account. Payment for, or return of, such samples must be received prior to dispatch of ordered products.

10. ARTWORK

10.1 The Perth Mint takes no responsibility for the accuracy or authenticity of any artwork, image or text provided by the Client for reproduction on a product manufactured by The Perth Mint.

10.2 The Client is responsible for obtaining copyright and/or reproduction approvals relating to images depicted on products manufactured by The Perth Mint. The Perth Mint accepts no liability for any fees or royalties payable for the use of images depicted on such products, nor does it accept liability for any penalties imposed for failure to obtain necessary approvals.

11. TOOLING

11.1 Any plaster models made on behalf of a Client shall be kept by The Perth Mint for a maximum of two months from the completion of the project, after which they shall be destroyed. The Client may take possession of the model at any time within that two-month period.

11.2 On completion of this project, only the master tooling shall be retained by The Perth Mint. These shall be held for a maximum period of five years. The Client may take possession of these tools at any time within the five-year period.

12. QUALITY INSPECTIONS AND ACCEPTANCE

12.1 The Client shall inspect each shipment of products from The Perth Mint within two (2) working days of receipt of the shipment and advise acceptance in writing. In the event that there is a discrepancy with a shipment the Client shall immediately report and detail the issue in writing to The Perth Mint.

12.2 In the event that the Client should receive defective products the Client shall return all such products to The Perth Mint with documentation detailing the problem for analysis and replacement by The Perth Mint. On receipt of the products, and on verification of the nature of the defect, The Perth Mint shall provide replacement products within ten (10) working days.

13. GRANT OF RIGHTS

13.1 Images of all products manufactured by The Perth Mint may be used by it in advertising and promotional material at its own discretion.

13.2 The Perth Mint may sub-contract part or all of any custom minting project to other mints or suppliers at its own discretion.

13.3 The use, by the Client, of The Perth Mint name or logo in promotional or advertising materials of any sort is strictly prohibited unless advance written approval is received from The Perth Mint.

14. TERMS & CONDITIONS

14.1 This quotation is offered subject to the terms and conditions outlined within this Agreement.

14.2 Prices quoted within this Agreement shall be held for a period of thirty (30) days.

14.3 The term of this Agreement shall be for twelve (12) months from receipt of a signed copy of this Agreement.

14.4 Any special requirements and product details must be specified within the agreement prior to signing.

15. CONFIDENTIALITY

All aspects of this Agreement shall remain confidential. The Client shall not disclose details of this Agreement to any third party.

16. INDEMNITY

During the term of this Agreement and continuing after expiration or termination of this Agreement, the Client shall indemnify The Perth Mint against all claims, liabilities, expenses and infringement arising from the Client's activities.

17. FORCE MAJEURE

In the event that either party is prevented or hindered from fulfilling his obligations as a result of Force Majeure, that party shall not be deemed in breach of this Agreement. Force Majeure includes acts of fate, floods, lightning, earthquakes, riots or civil commotions, wars, strikes or lockout.

18. APPLICABLE LAW

The laws of Western Australia govern this Agreement. The parties submit exclusively to the jurisdiction of the Courts of Western Australia and of all courts that are competent to hear appeals from those Courts.

19. GENERAL

Any provision in this Agreement which is invalid or unenforceable in any jurisdiction is to be read down for the purpose of that jurisdiction, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

Provided by______________________ Date___2 October 2008____

Ron Currie, Sales and Marketing Director
THE PERTH MINT

Accepted by Frank Kristan Date 7 October 2008

President
Ludvik Capital, Inc